Exhibit 99.1

RED CAT, ESAERO ANNOUNCE DEVELOPMENT PARTNERSHIP

ESAERO WILL ASSIST RED CAT WITH FAST-TRACKED, CUSTOMER-SPECIFIC PROJECTS

SAN JUAN, Puerto Rico, Sept. 12, 2023 (GLOBE NEWSWIRE) -- Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or the “Company”), a drone technology company integrating robotic hardware and software for military, government and commercial operations, today announces a development partnership with aerospace engineering firm ESAero.

ESAero will assist with fast-tracked, customer-specific projects, allowing Red Cat to remain focused on its core hardware and software offerings, including the Teal 2 sUAS.

“We’re proud to be working with ESAero,” said George Matus, founder and CEO of Red Cat subsidiary Teal Drones. "We’ve been impressed by their engineering skill set and understanding of market requirements. Having them lead important ad-hoc projects benefits our customers by rapidly giving them what they need and benefitting Teal by allowing us to focus on production ramping and core R&D.”

In addition to ESAero’s competencies in design and manufacturing, the company’s Designated Secured Facility — a government–accredited site where secured information can be stored, discussed or electronically processed — enables ESAero to work on sensitive projects in collaboration with Red Cat, including payloads designed for future use cases.

“Like Red Cat, we’re focused on innovation and elevating what’s possible in the field of manned and unmanned aircraft,” said Andrew Gibson, president and CEO of ESAero. “We’re looking forward to further developing our partnership with Red Cat through future projects.”

The first product of the companies’ partnership is an ESAero-designed multi-battery charger, which will be offered as an accessory to the Teal 2 sUAS. This multi-battery charger makes it possible to charge backup batteries while the aircraft is in operation to support persistent ISR missions. Because the Teal 2 drone and its ground control station use the same battery pack, the multi-battery charger provides an all-in-one solution. In developing the charger, ESAero leveraged the company’s deep experience in electric aircraft technology and batteries to develop robust and efficient technology for the Teal 2 sUAS.

Approved by the U.S. Department of Defense as Blue UAS and available to purchase through the federal government’s GSA Advantage website, the Teal 2 is designed to Dominate the Night™. As the first sUAS to be equipped with Teledyne FLIR’s new Hadron 640R sensor, the Teal 2 offers end users the highest-resolution thermal imaging in a small form factor.

Additionally, the Teal 2 features the latest intelligence, surveillance and reconnaissance technology, delivering time-critical information and enabling operators to make faster, smarter decisions. The system offers multi-vehicle control and artificial intelligence capabilities.

Red Cat will exhibit the Teal 2 at the Defence and Security Equipment International (DSAI) trade show in London from Sept. 12-15.

To view a spec sheet for the Teal 2, click here.
To watch a short video about the Teal 2, click here.

About Red Cat Holdings, Inc.
Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government and commercial operations. Red Cat’s solutions are designed to “Dominate the Night™” and include the Teal 2, a small unmanned system offering the highest-resolution thermal imaging in its class. Learn more at www.redcatholdings.com.

About Empirical Systems Aerospace, Inc. (ESAero)
Empirical Systems Aerospace, Inc. (ESAero) produces Unmanned Aerial Systems (UAS) and Advanced Air Mobility (AAM) platforms for commercial and military applications. ESAero is an established leader in the field, demonstrating for decades its core competencies in the design and manufacture of innovative, efficient, and sustainable electric aircraft technologies. Based in San Luis Obispo, California, ESAero provides vertically integrated services in R&D, engineering, design for manufacturing, power and battery management systems, rapid prototyping, testing, and manufacturing. ESAero’s capabilities in sUAS through manned eVTOL system design, along with its AS9100-certified manufacturing skills, make it ideally suited to advance Red Cat's product lines, including the Teal 2.

Forward-Looking Statements
This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contacts
NEWS MEDIA:
Dalton Agency
Phone: (615) 515-4891
Email: redcat@daltonagency.com

INVESTORS:
CORE IR
Phone: (516) 222-2560
Email: investors@redcat.red
Website: https://www.redcatholdings.com

Source: Red Cat Holdings, Inc.

Released September 12, 2023